                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  August 16, 1996



                             JONES INTERCABLE, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



       Colorado                     1-9953                   84-0613514
- -----------------------             ------              -------------------
(State of Organization)     (Commission File No.)         (IRS Employer
                                                        Identification No.)

  P.O. Box 3309, Englewood, Colorado 80155-3309            (303) 792-3111
- ---------------------------------------------------      ------------------
(Address of principal executive office and Zip Code         (Registrant's
                                                            telephone no.
                                                        including area code)
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Item 5.   Other Events
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          On August 16, 1996, Jones Intercable, Inc. (the "Company"), a Colorado
corporation, entered into (i) an Asset Purchase Agreement providing for the sale by the Company to Century Communications Corp. of substantially all of the assets, property and business of the Company relating to the cable television system serving subscribers in the communities of Diamond Bar and Rowland
Heights, California and certain portions of unincorporated Los Angeles County, California (the "Walnut System") for a sales price of $33,492,686, subject to customary closing adjustments; and (ii) an Asset Purchase Agreement providing for the sale by the Company to Century Communications Corp. of substantially all of the assets, property and business of the Company relating to the cable television system serving subscribers in the communities of Oxnard, Port
Hueneme, certain portions of unincorporated Ventura County, and the Port Hueneme Naval Battalion Center, all in the State of California (the "Oxnard System") for a sales price of $70,507,314, subject to customary closing adjustments.

          The closings of the sales of the Walnut and the Oxnard Systems are not contingent one upon the other and are expected to occur during the first half of 1997. Each sale is subject to a number of conditions, including the consent of the governmental franchising authorities and other regulatory authorities having jurisdiction, and other matters.

          The Walnut System currently passes approximately 31,800 homes and serves approximately 19,000 basic subscribers, and the Oxnard System currently passes approximately 54,000 homes and serves approximately 40,000 basic subscribers. The Company will pay Jones Financial Group, Ltd., an affiliate of the Company, a fee upon completion of the sales of the Walnut and Oxnard Systems as compensation to it for acting as the Company's financial advisor.

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Item 7.    Financial Statements and Exhibits
           ---------------------------------

      c.   Exhibits.
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           2.1 Asset Purchase Agreement (Walnut) dated August 16, 1996 between
Jones Intercable, Inc. and Century Communications Corp.

           2.2 Asset Purchase Agreement (Oxnard) dated August 16, 1996 between Jones Intercable, Inc. and Century Communications Corp.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JONES INTERCABLE, INC.,
                              a Colorado corporation


Dated:  August 28, 1996       By:   /s/ Elizabeth M. Steele
                                    -----------------------
                                    Elizabeth M. Steele
                                    Vice President and Secretary

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